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                                  EXHIBIT 5.1

                 OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP
                          REGARDING LEGALITY OF NOTES

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                                                                     EXHIBIT 5.1


                                October 20, 1997



PG&E Funding LLC
245 Market Street, Room 424
San Francisco, California  94105



Ladies and Gentlemen:

          This opinion is delivered in connection with Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by PG&E Funding LLC, a Delaware special purpose limited liability company (the "Note Issuer" and the "Registrant"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Registrant under the Act, of Rate Reduction Certificates (the "Certificates") to be issued by the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust") and Notes (the "Notes") to be issued by the Note Issuer which underlie the Certificates. The Notes will be issuable in series (each, a "Series") under an Indenture (the "Indenture") to be entered into by and between the Note Issuer and the trustee named therein (the "Note Trustee"). The Certificates and the Notes of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Certificates and Notes.

          We have examined (i) the Registration Statement, (ii) the form of Indenture, as filed as an exhibit to the Registration Statement, pursuant to which the Notes are to be issued, and (iii) the form of Note Purchase Agreement to be executed by the Note Issuer and a certificate trustee (the "Certificate Trustee") on behalf of the Trust (the "Note Purchase Agreement"), as filed as an exhibit to the Registration Statement, pursuant to which the Certificate Trustee will acquire the Notes from the Note Issuer on behalf of the Trust. In addition, we have examined such instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
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PG&E Funding LLC
October 20, 1997
Page 2



          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Indenture has been duly authorized by appropriate corporate action and validly executed and delivered by the Note Issuer and the Note Trustee and the Notes of any Series or Class have been duly authorized by appropriate corporate action and duly executed, authenticated, issued and delivered in accordance with the provisions of the Note Indenture and paid for and sold as contemplated by the Note Purchase Agreement, the Notes of such Series or Class will be legally issued, fully paid, binding obligations of the Note Issuer, and the holders of such Notes will be entitled to the benefits of the Indenture.

          Our opinions set forth in the preceding paragraph are qualified as to
(i) limitations imposed by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.

                              Very truly yours,

                              /s/  Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP